UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2014

IRONWOOD GOLD CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

23 West Nye Ln., Ste. 129
Carson City, Nevada	89706

(Address of principal executive offices)

(888) 356-4942
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c ))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2014, Ironwood Gold Corp. ("Parent") entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with the The Wilderness Way Adventure Resort, Inc. ("Company") and the Company’s shareholders pursuant to which the Parent purchased (the “Acquisition”)100% of the issued and outstanding capital stock (“Company Shares”) of the Company from its shareholders. The purchase price for the Shares set forth therein is 3,600,000,000 shares of the Parent’s restricted Common Stock. Further details of the Acquisition are set forth in Item 2.01 below.

On March 21, 2014, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell secured convertible promissory notes (the “Notes”) in the aggregate principal amount of $1,000,000 (the “Private Placement”). The Private Placement will be consummated within one business day following the filing of this Current Report on Form 8-K, and an amendment to this Form 8-K shall be filed subsequent thereto disclosing the details of the closing thereof. The Notes will be secured by a senior security interest in all of the assets of the Company and its subsidiaries. The Notes will be convertible into common stock of the Company at an exercise price of $0.18 per share, subject to adjustment in the event of stock splits, stock dividends, or in the event of certain subsequent issuances by the Company of common stock or securities convertible into common stock at a lower price. The Notes will mature two years from the date of issuance. The Notes bear interest at the rate of 8% per annum due and payable in cash on each March 31, June 30, September 30 and December 31 commencing on the second such date after the date of closing and upon maturity. If an event of default has not occurred, the Company may elect to make any interest payments in shares of its common stock at a discount of 10% to the VWAP (volume weighted average price) for the Company’s common stock for the ten final trading days directly preceding such quarterly interest payment date. In the event (i) the Company is prohibited from issuing shares issuable upon conversion of a note, (ii) upon the occurrence of any other event of default, that continues beyond any applicable cure period, (iii) a change in control occurs, or (iv) upon the liquidation, dissolution or winding up of the Company or any subsidiary, then at the noteholder’s option, the Company must pay to each noteholder, a sum of money determined by multiplying up to the outstanding principal amount of the note designated by each such noteholder by, at the noteholder’s election, the greater of (x) 115%, or (y) a fraction the numerator of which is the highest closing price of the Company’s common stock for the thirty days preceding the date demand is made by the noteholder and the denominator of which is the lowest applicable conversion price during such thirty (30) day period, plus accrued but unpaid interest and any other amounts due. Pursuant to the Private Placement, the Company also agreed to issue to the Investors warrants (collectively, the “Warrants”) to purchase common stock in an amount equal to the principal amount of each Note divided by $0.18. The Warrants will have a six-year term, may be exercised on a cashless basis (commencing twelve months after the closing date of the Private Placement only if the common stock underlying the Warrants is not included for public resale in an effective registration statement), and have an exercise price of $0.22, subject to adjustment in the event of stock splits, stock dividends, or in the event of certain subsequent issuances of the Company of common stock or securities convertible into common stock at a lower price. The Notes may not be converted, and the Warrants may not be exercised, to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of the Company’s then outstanding shares of common stock following such conversion or exercise. Pursuant to the Subscription Agreement, the Investors shall have demand and piggyback registration rights. The Company’s obligations under the Notes are guaranteed by the Company and secured by a second mortgage on the real estate owned by the Company in British Columbia, Canada. The closing of the Private Placement is subject to certain conditions including the closing of the Exchange Agreement and the filing of this Current Report on Form 8-K.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

          In connection with the Exchange Agreement, in addition to the foregoing:

(i) Effective on the Closing Date, Mr. Onn (who was appointed on March 17, 2014 as the Parent’s CEO, to replace Mr. Shayanfar who resigned as the Parent’s sole officer on March 12, 2014) resigned as the sole officer of the Company and the following individuals were appointed or continued as executive officers and directors of the Company:

Name	Title

Andrew McKinnon	Chief Executive Officer, Chief Financial Officer, Chairman and Director
Keith P. Brill	Director
Pamela Keck	VP
Barry Laughren	VP
Solomon Mayer	Director
Behzad Shayanfar	Director
Cory Wells de Cortez	Director

(ii) The Company intends to effect a reverse split of its issued and outstanding Common Stock, as soon as practicable, in an amount to be determined by its Board of Directors and as approved by its shareholders.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 21, 2014, Parent entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with the Company and the Company’s shareholders pursuant to which the Parent purchased (the “Acquisition”)100% of the issued and outstanding capital stock (“Company Shares”) of the Company from its shareholders. The purchase price for the Shares set forth therein is 3,600,000,000 shares of the Parent’s restricted Common Stock.

The parties arrived at the purchase price through arm’s length third party negotiation.

The Acquisition was consummated (the “Closing”) on March 21, 2014, in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. In connection therewith, Isaac Onn, (who was appointed as CEO on March 17, 2014 as a result of Behzad Shayanfar's March 12, 2014 resignation as an officer of Parent) resigned as an officer of Parent, and Andrew McKinnon was appointed as the Company’s Chief Executive Officer and Chief Financial Officer and as a Director and Chairman of the Board.

Subsequent to closing of the Acquisition, the Company shall remain a wholly owned subsidiary of the Parent. For accounting purposes, the Company is deemed the accounting acquirer.

The total outstanding common shares of the Parent subsequent to the closing of the Acquisition are as follows:

Existing Parent Shareholders	78,947,593

Shares acquired by Company Shareholders (1)	3,600,000,000

Total Shares after consummation of the Acquisition	3,678,947,593

(1) Shares outstanding of the Parent just prior to the close consisted of 99,957,201 shares of which no shares were issued for investor relations services. As the Parent is only currently authorized to issue 250,000,000 shares of its common stock, at closing, the sole shareholder of the Company, Andrew McKinnon, was only issued 150,000,000 shares, and the balance of 3,450,000,000 shares will be issued to Mr. McKinnon or his designees upon the availability of those shares authorized through a reverse split of only the issued and outstanding shares of common stock of the Parent, which will be effected as soon as practicable.

Changes Resulting from the Acquisition. The Parent’s business is now the combined business of the Parent and the Company. The Company is deemed the acquirer for accounting purposes.

FORM 10 INFORMATION

Information in response to this Item 2.01 corresponds to the Item numbers of Form 10 as promulgated under the Securities and Exchange Act of 1934 and the regulations thereunder. The following information regarding The Company is set forth below and constitutes all of the information regarding the Company required to be set forth in a Form 10 (as proscribed under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), as if one were being filed by The Company.

Form 10 Item 1. Description of Business

Summary
The Wilderness Way Adventure Resort Inc. (the “Company”) was incorporated in the province of British Columbia on November 14, 2012. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The company is in the business of providing learning programs for adventure activities. The Company’s objective is to emerge as a leader in the Adventure Tourism or Corporate Training Industry.

The Company is developing a master planned recreational resort designed to balance the quiet life with the wildlife. The location is a four hour drive from Vancouver in the southern interior of beautiful British Columbia, located West of Kamloops in Gold Country, overlooking the beautiful Thompson River, and just outside of Ashcroft. Ashcroft and area is one of the sunniest spots in Canada. The rental cabins, and affordable ownership options are situated for outdoor living, guests will enjoy the ideal blend of casual architecture, an abundance of natural woods, and cozy interiors offering all the conveniences of home. Perfect for entertaining friends or family, and business associates.

Business Description

The Company is developing and constructing a corporate retreat and wilderness resort / adventure learning facility. The Company is inspired by the natural environment of BC, located in the midst of the pristine Cascade Mountains. Our “Pure Adrenalin Adventure Vacations” offer an unmatched mountain adventure complete with all the amenities of a Five Star resort. The Company property now under development consists of 120 acres of mountainside overlooking the beautiful Thompson River Valley which is located in a carved river basin typified by unique clay cliffs, hoodoos and pristine desert areas. The Company is being developed in II phases as a first-class rustic Adventure Tourism/Adventure Learning resort and will be offering to its clients:

  Accommodations consisting of 10 luxurious rental guest cabins as well as 10 luxurious square timbered vacation homes that will range in size from; approximately 800 ft.² to 1400 ft.². (3-5 will be constructed on the waterfront at Leslie Lake) and will be available for rental purposes

  A series of training programs using a proven success system for personal growth and self improvement based on the Science of Outdoor/Adventure Experiential Learning (which is primarily marketed to corporations and their executives).

  Outdoor adventure activities including, zip lining and rope walks, horseback riding, hiking, ATV off road and mountain bike challenges, fishing on a private, stocked lake (11 Mile Lake), Steelhead fishing in the Thompson River as well as white water rafting on the Thompson and Fraser Rivers.

  Gourmet dining, gift shop and meeting/conference room.

  All cabins and vacation homes will be located to maximize the views of the surrounding area including the lovely mountain, Thompson River valley and lake views. Phase I will consist of cabin accommodation for 20 to 30 persons with all amenities one would expect from a 5 star resort. Phase II is comprised of 10 luxurious square timbered vacation homes ranging in size from, approximately, 800 ft.² to 1400 ft.²

          Phase I is comprised of 10 luxurious rental guest cabins, a magnificent main lodge/ dining area (which doubles as a serene meeting center) and truly exciting zip-line and rope walks as well as support buildings including: an intimate spa, equine facilities, gift shop, managers residence, water storage and purification facility, maintenance and storage facilities, enclosed underground bunkers for Generators, batteries and solar inverters. Phase I will also be offering a series of training programs using a proven success system for personal growth and self-improvement based on the Science of Outdoor/Adventure Experiential Learning (which is primarily marketed to Corporations and their executives). This unique process experienced in the Outdoor environment separates us from and defines us when compared to our competitors whom offer traditional Adventure holidays with no measurable life impact.

          Phase II is comprised of 10 luxurious square timbered vacation homes that will be available for various rental terms. The homes will range in size from; approximately 800 ft.² to 1000 ft.². All of these homes will be constructed on a private, trout stocked lake ( Lake).

          All necessary licensing and zoning approvals have been completed for phase I and a rezoning RL1 Resort to C4 Resort which allows for up to 30 units per hectare has been applied for to accommodate additional units in phase II. The expectation is that the entire 50 Hectares will be rezoned within the next 12 months.

          The company in Phase I generates immediate cash flow and will be complete in mid spring 2014 whereas in Phase II the Vacation Homes project will be launched in early fall 2014. It is anticipated that the initial ten units in Phase II will be completed by early 2015. As stated below the construction financing for will be arranged through a non brokered equity private placement. Although the final projections on this Phase are not yet complete our early indications are that the company will increase net revenues by 100% upon completion of the development.

          Extensive Engineering Studies have been completed resulting in an engineered/architectural design of the infrastructure, the rental cabins and a conference center. Construction is well underway on the rental accommodations and conference center. The Project including roads, water, power and septic is 90% complete. As well the final engineering and design for the Zip Line (over 1 Mile) and a 3 level Challenge Ropes Course are complete and as a result the entire project will be ready for a soft opening May 15th 2014.

          Guest packages are all inclusive. Our “Pure Adrenalin Adventure Vacations” offer an unmatched mountain adventure complete with all the amenities of a Four Star resort. (for a detailed description of Adventure Experiences review the following):

  Gourmet Breakfast, Lunch and Dinner Feasts

  Additional packaged snacks and supplementary excursion food

  Access to our top quality, high grade outdoor equipment:

  Mountain Bikes

  Hiking Gear

  Horse Equipment

  Off Road ATVs

  Zip Lines

  Evening Entertainment

  Traditional First Nations Ceremonies

  Fire Dance

  Fireside Storytelling

  Cowboy Poetry and Story Telling

  Unlimited Roam-Ability, Access to our:

  Nature Trails

  Challenge Trails

  Meditative Trails and Points of Reflection

  Challenge Mountain Bike Course

  Do some fishing, or white water rafting during the summer months.

  After a day is done guests can relax on their cabin deck or in their personal Wood Fired Outdoor Hot Tub, share a beverage with friends, family or business colleagues while they take in the beautiful mountain/desert views, stunning sunsets and the wildlife (the area abounds in lynx, bear, deer, moose, innumerable bird species, eagles and the occasional cougar…as it has not been hunted for the past 30 years).

Lease Holders Packages include:

  Leaseholders will have unlimited access at no additional charge to:

  Nature Trails

  Challenge Trails

  Meditative Trails and Points of Reflection

  Challenging Mountain Bike Course

  Trout fishing in a private lake

  Leaseholders will have access to the following at a reduced rate:

  Mountain Bikes

  Hiking Gear

  Guided horseback tours.

  Off Road ATVs

  Zip lines

  Dining Room

  Conference Centre

Target Markets

          Our resort targets two different markets: adventure tourism and personal development. Although our two main target segments would appear to have little connection the opposite is true. In fact the demographic profile of users in both segments is nearly identical with the largest target group in both Industries being: middle-aged, affluent men and women, and Baby Boomers.

Market Segment Information

Personal Development Industry

The personal development industry is thriving in the US. According to a study done by Marketdata in November 2010 which was highlighted in a March 2012 PRWeb article entitled “Self-Improvement Market has Unfilled Niches for Entrepreneurs”, the industry was estimated to be worth over $11 billion in the US alone in 2011. According to a quote from the study by Research Director, John LaRosa, the market favors small entrepreneurial companies rather than large companies, such as Nightingale-Conant, which had demonstrated that they do not yet understand the self-improvement person. The study forecasted average yearly gains of 5.5% from 2010-2014.

Adventure Tourism

The adventure tourism industry is also growing. In an August 27, 2010 article entitled “When the World is Your Office” by Entrepreneur.com, a 2010 survey by the Adventure Travel Trade Association, which is an international network of over 550 adventure tourism companies, the industry was expected to reach $52 billion in 2010. The survey states that most of these businesses are entrepreneurial.

An Adventure Tourism Market Study 2013 issued by the Adventure Travel Trade Association and The George Washington University states that the outbound adventure travel market for the Americas and Europe is estimated at $263 billion.

Understanding the Adventure Tourism Opportunity

  Unlike many other consumer purchases, Adventure Tourism consumers buy a destination “experience” comprised of places to visit, places to stay and things to do. As a leading vacation destination, North America’s assets are numerous, with consumers citing the natural environment, the warmth of the people, the diversity of places and activities, and the spectacular beauty to be the greatest motivators in choosing a trip to America.
  The VirtuosoLuxe Resort, an annual snapshot of travel trends and habits of affluent travelers, indicates that 40% of travelers surveyed at travel trade shows indicated they’re planning adventure vacations in the future. (Adventure travel study sponsored by TTA and Michigan State University)
  Travelers young and old will challenge traditional vacations and on average, will take up to four very different vacation experiences per year by 2020. Choice locations and activities expected to vary enormously as future travelers adopt a “checklist mentality” which entails buying a series of one-off experiential vacations. (The world of travel in 2020 study, commissioned by global travel giant Cendant Travel Distribution Services).

Use Statistics

  The data below are statistics gathered from "Adventure Tourism” Encyclopedia of Emerging Industries, reproduced in ***Business and Company Resource Center, Farmington Hills Michigan; Gale Group, 2005.
  Executive participation in the outdoor adventure programs being offered around the world has increased by 66% from 2001 to 2005. (Forbes magazine, 2005)
  The travel industry Association has estimated that more than 50% of the adult travel population plans at least one adventure trip in North America.
  Travel Weekly contends that; in contrast to the stereotypical adventure traveler of other decades, typically a man or women in their 20’s with little money, your adventure traveler today is mature, 35 to 65 years of age. Moreover, women constitute a significant adventure seeking contingent, accounting for approximately 60% of all adventure travel.
  Spending on recreational activities has grown exponentially since 2000. Spending by North Americans on recreational activities increased more than 50% between 2000 and 2005 (with like numbers for the period 2005-2011).
  Executive participation in the outdoor adventure programs being offered around the world has increased by 66%.
  The travel industry Association has estimated that more than 50% of the adult travel population plans at least one adventure trip in North America.
  Travel weekly contends that in contrast to the stereotypical adventure traveler of other decades, typically a men or women in their 20’s with little money, your adventure traveler today is mature, 35 to 65 years of age.

The Tourism Sector Monitor Indicates Double Digit Growth in BC Tourism

Revenue Streams

  Daily cabin and tepee rentals (minimum 2 day stay)
  All-inclusive 1 week stay at the resort with Outdoor Experiential Learning program
  Our Exclusive 1 week: Strengthening Couples through Outdoor Relationship Education Course (SCORE)
  All-inclusive 1 week stay at the resort with full access to all activities and amenities (excluding adventure learning component)
  Souvenirs, gifts, video & photographic record of the vacation and program experience.
  Ongoing online (subscription based) newsletter and learning courses.
  Day trippers will be able to avail themselves of the zip-line, horseback tours, ATV tours as well as hiking, fishing, rock climbing and mountain biking on a user fee basis.

British Columbia has one of the most attractive investment climates for business in North America with:

  Strong economic fundamentals and market opportunities.
  Competitive operating costs including low cost electricity relative to elsewhere in Canada or the US.
  Competitive wage rates reflecting a balanced and growing labour pool.
  Welcoming communities that keenly encourage new manufacturing and service investments.
  Financial support for capital investments and job creation in BC
  Low tax rates (personal and corporate) that rank BC among the lowest in Canada – complemented by the B.C. Investment Tax Credit Program

In addition to the obvious advantages to doing business in British Columbia and the advantageous location from a tourism perspective, the business is opportunistic with respect to the following characteristics of the industry

  Is fragmented with no clear dominating operator
  Most participants are under capitalized entrepreneurial operations
  Has no Market Leader with a solid “Brand”
  Is experiencing growth based almost entirely on the initiatives of “start up” operators
  Requires little funding at start up phase and therefore attracts inexperienced operators who are able to carve out a living but are unable to fund any growth strategy
  Design and Development companies are undercapitalized and as a result are unable to keep pace with demand (average lead time for construction is now in excess of one year)
  Has no Competitive Booking Platform and little to no consolidated web presence

TWW has identified a number of solutions that apply to the challenges facing the Adventure Tourism/Corporate Training industry. These solutions can be executed separately but allow TWW to accomplish it’s “ROLL UP STRATEGY “ in a unique but cost effective manner. These methodologies (which are detailed in the following paragraphs) are :

1.	Acquisition : strategy of buying and selling of various companies to quickly grow a company.
  TWW has completed significant due diligence and market research to validate an Acquisition Strategy based on purchasing 100% of the target company in an all stock transaction wherein key members/founders remain with the target as a condition of purchase. The final selection of these individuals will be at the sole discretion of TWW.
  As at the date of this document TWW has identified Two (2) Design/Supply and Install operations which fit our criteria. They are both profitable and have excellent management teams but they are “UNDER CAPITALIZED” to the extent the owners realize that the only option for growth and a clear “exit strategy” is to be acquired.
2.	Joint Venture: A joint venture (JV) is a business agreement in which the parties agree to develop, for a finite time, a new entity and new assets by contributing equity.
  All the target companies reviewed by TWW share a common opportunity. That opportunity presents itself in the form of Land Owners who would very much like to operate an Adventure Tourism Park but simply don’t have the capital or the knowledge required to do so. In each of these instances the Land Owners are prepared to contribute the Real Estate (which is often the most expensive Capital Cost) required and subsequently to operate the business under the direction of TWW.
  TWW has completed a cursory review of some of the real estate offered to our Target Companies and determined that these parcels do fit the profile we require to launch one of our Adventure Tourism Parks.
  Conversion Franchise: “Conversion Franchise” is a franchise system permitting existing businesses to join a national franchise system to be able to use its name, trademark and operating system. In return the business agrees to share in the revenues on an ongoing basis.

  Although many Adventure Tourism Operator’s are “fiercely independent” the industry (even this segment) as a whole recognizes the need to establish a national/international “Brand” to ensure their continued operation as a profitable business.
  TWW management has researched a number of business models that utilize the “Conversion Franchise Method” for growing their business and has determined that the most successful implementation of this model has been achieved in the hotel sector. By far the leader is “HILTON HOTELS” and it is for that reason TWW will use the HILTON MODEL as the basis for its Conversion Franchise initiative.

Franchise: a business method that involves licensing of trademarks and methods of doing business.

  TWW management has over 30 years of experience in Franchising and intend to leverage that experience to create immediate growth opportunities.
  To our knowledge there is no Franchisor active in the Adventure Tourism Industry at this time. This of course will allow TWW to become “FIRST TO MARKET” in the industry which will :
  Allow TWW to construct an insurmountable “Barrier to Entry” in the industry
  Allow TWW to enjoy ‘First Mover’ status
  Allow TWW to leverage a number of “Competitive Advantages” prior to the competitors arrival in the Industry

Competitive Advantages

Location

Selection of the site was deemed to be of the utmost importance and some but not all of the selection criteria include the following features:

  Optimal combination of cliffs, peaks, streams, grasslands, stocked trout lake, and amazing views

  Easy access by road, rail, and air

  Ample adventure, entertainment, nature hiking, mountain biking, horseback and ATV trails in the area

The location of the Resort was carefully chosen because of the charm of the natural surroundings, the relative accessibility to existing infrastructure such as the airport, bus and train stations and the Trans-Canada Highway. The remoteness of the location offers an ideal retreat for tourists who seek a place away from urban areas and the hustle and bustle of modern life, as well as a great location for corporate retreats, spiritual retreats and outdoor adventure, or simply a great relaxing break from city life that allows one to commune with nature. The Company is being developed at a fabulous location overlooking the beautiful Thompson River (some of the best steelhead fishing in North

America), and just outside of Ashcroft. The location is a four hour drive from Vancouver in the southern interior of beautiful British Columbia.

Eco Friendly Advantages

The Company is set up with distinctiveness as a resort because of the following key advantages:

  The Company is formulated along current ecological guidelines (off grid) greatly reducing its impact on the surrounding environment whilst stimulating the local economy

  Engineered wastewater system built to environmental code

  Energy-efficient group power system

  Power smart electrical appliances

  Fresh mountain water supply from sparkly mountain spring

  Buildings built from pine beetle kill logs and hand milled lumber

Advantages from Tourism Philosophy

  The Company offers a proven success system for personal growth and self-improvement based on the Science of Outdoor/Adventure Experiential Learning

  Our personalized Adventure Learning Experiences are designed to bring about cognitive change in patterns of thought and behavior that affect our everyday personal, social, professional and spiritual life.

This unique Process experienced in this Outdoor environment separates us from and defines us when compared to our competitors whom offer only traditional Adventure holidays with no measurable life impact.

The resort will have a 5 star rating in international resort rating systems.

  The Resort has First Aid Center and is accessible by all local first responders by road or helicopter (average response time is under 30 minutes)

  Specifically designed ambiance in a western mountain style setting

  Fully developed Web site with online reservation system.

  We maintain a high-quality real time financial and reservation system.

  We boast a unique formula for food, service, and ambiance

  Senior management has significant resort business experience. The Company has strict financial guidelines in the areas of liquidity, inventory management, human resources and profitability and consequently is well positioned for future growth

Intellectual Property

None.

Competition

We are a new, development stage business. There is no guarantee that we will be successful with our business plan and even if we are able to effect our plan, what the time frame will be. We also are not generating revenue and are dependent upon our investors for capital to run our business. We face competition from other travel and tourism businesses which may be better capitalized and have more industry experience than we possess. We may not be able to withstand competition from these more experienced better capitalized companies.

There are several leaders in the industry, which are well known in their own right or are funded by long standing world known businesses including:

  National Geographic Adventures, which is part of National Geographic

  Abercrombie and Kent, which was founded in 1962 as a luxury travel company and offers vacations to destinations around the world through a global network of 50 offices

  Cox and Kings which is the longest established travel tour company in the world, having been founded in 1758, with offices around the world in UK, USA, Japan, Russia, Singapore and Dubai and with associate offices in Germany, Italy, Spain, South Africa, Sweden and Australia.

We also face competition from the many famous destination resorts located in Western Canada, most notably the Whistler Blackcomb Resort in British Columbia and Lake Louise and Banff Alberta, all of which are in Western Canada.

Employees

Upon completion of the Acquisition, the Company has four employees. Our employees consist of Andrew McKinnon, our CEO, Pamela Keck, our VP Business Development and Communications , Barry Laughren, our VP Franchise Development/Acquisitions, and Shannon Price, our Chief Operating Officer To the best of its knowledge, the Company is compliant with local prevailing wage, contractor licensing and insurance regulations, and has good relations with its employees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Reorganization ; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the period of time for which the proceeds of the Private Placement will enable the Company to fund its operations; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in the Company’s filings with the SEC, or otherwise.

          Information regarding market and industry statistics contained in this Report is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Form 10 Item 1A. Risk Factors

Not required for a smaller reporting company.

Form 10 Item 2. Management’s Discussion and Analysis of Financial Conditions and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this Report. This discussion and analysis may contain forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Report.

For a discussion of our financial statements prior to the Acquisition, see our financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended August 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended November 30, 2013. Until the Acquisition, we had conducted only business operations related to our Ironwood Gold Business.

Overview.

The Wilderness Way Adventure Resort Inc. (the “Company”) was incorporated in the province of British Columbia on November 14, 2012. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The company is in the business of providing learning programs for adventure activities. The Company’s objective is to emerge as a leader in the Adventure Tourism or Corporate Training Industry.

The Company is developing a master planned recreational resort designed to balance the quiet life with the wildlife. The location is a four hour drive from Vancouver in the southern interior of beautiful British Columbia, located West of Kamloops in Gold Country, overlooking the beautiful Thompson River, and just outside of Ashcroft. Ashcroft and area is one of the sunniest spots in Canada. The rental cabins, and affordable ownership options are situated for outdoor living, guests will enjoy the ideal blend of casual architecture, an abundance of natural woods, and cozy interiors offering all the conveniences of home. Perfect for entertaining friends or family, and business associates.

The Company is the acquiror for accounting purposes, and future financial reporting shall be set forth as if the Company acquired the Parent.

Critical Accounting Policies and Estimates.

Basis of Presentation and Principles of Consolidation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in Canadian dollars. The Company’s fiscal year end is August 31.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at August 31, 2013 and November 30, 2013, the Company had no cash equivalents.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of August 31, 2013 and November 30, 2013, the Company had no potentially dilutive shares.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Land		Non-depreciable

Building	5%	Declining balance basis

Furniture and equipment	20%	Declining balance basis

Leasehold improvements	5 years	Straight-line

As of August 31, 2013 and November 30, 2013, no depreciation expense has been recorded as no assets were ready for their intended use.

Impairment of Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount exceeds fair value. As of August 31, 2013, no impairment loss has been recognized.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, bank indebtedness, accounts payable and accrued liabilities, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Foreign Currency

The Company’s functional and reporting currency is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising from the settlement of foreign currency denominated transactions or balances are included in the determination of income.

The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Results of Operations

The Company is a development stage company that has had no revenue or expenses since its inception.

Revenues

The Company had no revenues for the period from inception through August 31, 2013 or for the three months ended November 30, 2013.

Selling, General and Administrative Expenses

The Company had selling, general and administrative expenses for the period from inception through August 31, 2013 of $359,164 and 57,214 for the three months ended November 30, 2013. We expect these expenses to trend marginally upward as we begin to bring in additional sales and marketing personnel necessary to grow our business and to service the significant demand we expect for our services.

Net Income (Loss)

The Company is a development stage company that has had no revenue since its inception and incurred a net loss of $471,690 for the period from inception through August 31, 2013 and $81,229 for the three month period ended November 30, 2013.

Financial Condition, Liquidity and Capital Resources

The Company is a development stage company that has had no revenue since inception and has relied on financing for cash flow to pay its expenses.

          Future Financing

We plant to rely on equity sales of our common shares and sales of notes and other indebtedness in order to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions, expansions and exploration activities or if we are able to secure additional financing, whether such financing shall be on favorable terms.

Off-Balance Sheet Arrangements

As of March 21, 2014, the Company did not have any off-balance sheet debt nor did it have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that have or are reasonably likely to have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses material to investors.

Form 10 Item 3. Properties

Wilderness Way, Ltd. has property in British Columbia, Canada consisting of 120 acres of Prime Mountain Resort property.

Form 10 Item 4. Security Ownership of Certain Beneficial Owner and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 21, 2014 (after the Acquisition) for: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our named executive officers and directors; and (iii) all of our current named executive officers and directors as a group. Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent. As of March 21, 2014 we had 228,947,593 shares of common stock outstanding.

Peter E Walcott	26,758,592	11.69%
Total 5% Owners as a group	26,758,592	11.69%

Pamela Keck	-	*
Barry Laughren	-	*
Solomon Mayer	-	*
Behzad Shayanfar (3)	7,117,328	3.11%
Corey Wells De Cortez	-	*
Andrew McKinnon	150,000,000	65.52%
All executive officers and directors as a group (two people)	157,772,328	68.63%

(1) The address for each of the above noted individuals is c/o the Company at 123 West Nye Lane, Suite 129, Carson City, NV 89706.
(2) The percentage ownership reflected in the table is based on 228,947,593 shares of Common Stock outstanding as of March 21, 2014.
(3) Mr. Shayanfar resigned as the Parent s CEO on the date of the Closing. Mr. Shayanfar owns 7,117,328 shares of common stock and 50,000 options exerciseable within 60 days of March 21, 2014

Form 10 Item 5. Directors and Executive Officers Below are the names and certain information regarding the Company’s executive officers and directors following the acquisition of the Company.

Name	Age	Position

Andrew McKinnon	66	Chief Executive Officer, Chief Financial Officer, Chairman and Director

Keith P. Brill	34	Director

Pamela Keck	33	VP Business Development and Communications and Director

Barry Laughren	64	VP Franchise Development/Acquisitions and Director

Solomon Mayer	60	Director

Behzad Shayanfar	35	Director

Corey Wells de Cortez	45	Director

          The Board of Directors is comprised of only one class. All of the directors serve for a term of one year and until their successors are elected at the Company’s Annual Shareholders’ Meeting and are qualified, subject to removal by the Company’s shareholders. Each executive officer serves, at the pleasure of the Board of Directors, for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

          Our Board of Directors believes that all members of the Board and all executive officers encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests. The information below with respect to our directors and executive officers includes each individual’s experience, qualifications, attributes, and skills that led our Board of Directors to the conclusion that he or she should serve as a director and/or executive officer.

          Mr. Brill has served on the Parent’s Board since 2011 and Mr. Mayer has served since 2013. The other directors were appointed in conjunction with the Merger.

Andrew McKinnon, Chief Executive Officer, Chief Financial Officer and Director

          Mr. McKinnon is a longtime entrepreneur who has created, owned and operated both public and private companies in the U.S. and Canada. His primary business which he has operated continuously for more than 10 years is Phoenix Alliance Corp. which is a consulting firm which specializes in reorganizations and restructurings of both public and private companies. Mr. McKinnon founded an early Internet company which he took public and as CEO was instrumental in increasing the market cap to more than $250 million US. As a past member of the International Speakers Bureau Mr. McKinnon has spoken in 14 countries on the subjects of personal development, sales, sales management, corporate growth and general business principles. Mr. McKinnon has served as a sponsor and advisor to the fundraising committee of Olds College, Alberta Horse Industries Branch, the re-election campaign fund in Western Canada for the late Prime Minister Pierre Elliot Trudeau and as a Sponsor of The Calgary Stampede. In 1996 Mr. McKinnon developed and then engineered the sale of a technology application for the sum of $26,500,000.00 which (at the time) was to become the largest single Technology sale in Canadian history. Mr. McKinnon was appointed to the Board due to his longstanding experience with public companies and financial services.

Keith P. Brill, Director

          Mr. Brill has served as a Director of the Company since August 2011. Mr. Brill is currently the owner and managing director of The Brill Group, LLC, a strategy and management consulting firm established in 2011, that provides financial management, analytics and operations advisory services. He is also currently a member of the Board of Directors of Liberty Star Uranium & Metals Corp. (OTCBB: LBTS), a position he has held since 2009. From 2009 to 2010, Mr. Brill was the chief financial officer of Amtrust Realty Corp., a commercial real estate firm. Prior, from 2006 to 2009, Mr. Brill was a financial and IT consultant with PA Consulting Group, Inc., a leading global consulting firm, working in both the Information Technology Practice and Financial Services Practice groups. Mr. Brill has provided multinational Fortune 500 companies with consulting advice on topics including cost reduction, operational efficiency, and IT strategy. Mr. Brill has extensive experience in conducting ROI analysis, developing business cases, and providing strategic financial advice on major business transformation programs. Mr. Brill received an International Master of Business Administration (IMBA) from the Moore School of Business, University of South Carolina, in May 2005. He graduated from the South Carolina Honors College, University of South Carolina, in May 2003 with a Bachelor of Science, magna cum laude, major in Economics and Finance, with a minor in Spanish. Mr. Brill’s business consulting expertise, financial acumen and extensive management experience from a career which includes financial management, analytics and operational advisory services, gives him unique insights into our challenges, opportunities and operations, and as such, provides a beneficial perspective to our Board.

Pamela Keck, VP Business Development and Communications and Director

Ms. Keck has more than seven years of experience in all facets of corporate communications, investor relations and business development work. She has broad experience implementing, managing and evaluating strategic communications programs, and extensive knowledge of global capital markets. Since 2009, she has worked as a Senior Analyst for Phoenix Alliance Corp. Ms. Keck also has expertise in financing areas including participation in initial public offerings and subsequent financings. She holds a Bachelor’s Degree in International Business and Management from _____________. The Board of Directors appointed Ms. Keck to the Board due to her expertise in corporate communications and investor relations.

Barry Laughren, VP Franchise Development/Acquisitions and Director

Mr. Laughren has over 25 years of experience in business development and as an entrepreneur. He has expertise in development and execution of financial, sales and business strategies leading to the growth and turnaround of various enterprises. He has held positions in both private and public companies. Mr. Laughren has worked as a Senior Research Analyst for Phoenix Alliance Corp. since 2009. The Board appointed Mr. Laughren to the Board due to his expertise in finance and business development.

Solomon Mayer, Director

Mr. Mayer has been the Vice President of International Medical Search Co, a non-profit, medical referral organization since 2002, and President of Chailife Line, an organization that offers services for Jewish children with life threatening illnesses since 1987. From 1975 to 1985, Mr. Mayer was Director of Sales and Marketing for Sportswear, an apparel company. From 1984 to 1996, Mr. Mayer established Far East Electronics Import/Export Co., an electronics company and was responsible for developing and expanding its operations in new territories. From 1990 to 1998, Mr. Mayer established International Call Center, a licensed call service center located in India. Mr. Mayer also served as Chief Executive Officer and as a consultant for Overseas Trading, a company specializing in the export/import of baking products, from 1998 through 2002. Mr. Mayer was appointed to the Board due to his long stand business acumen and contacts.

Shannon Price, Chief Operating Officer

Ms. Price has over 16 years experience in real estate development with a complete understanding of the entire project development life cycle, both in British Columbia and internationally. She has extensive senior level experience in master planning projects, leading development professionals and maintaining a large local and international contact base. From 2005-2012, she was President and CEO of Klio Real Estate Systems Ltd., where she provided real estate development management for developments ranging in value from $45 million to $2 billion.

Behzad Shayanfar, Director

Since October 2009, Mr. Shayanfar has served as a Director and Chief Executive Officer of the Company, and as Interim Chief Financial Officer and Secretary since December 2010. Since 2008, Mr. Shayanfar has served as Chief Financial Officer for Ironwood Mining Corp. where he is responsible for all financial and fiscal management aspects of the company’s operations. From 2004 to 2006, Mr. Shayanfar was an accountant for the Athanaeum Hotel where he reported the food and beverage revenue to the general manager and managed accounts. From 2003 to 2004, Mr. Shayanfar was an accountant for Linaker Ltd. His duties included producing payable and receivable accounts and managing the day to day banking of the company. Prior to 2003, Mr. Shayanfar was on the Project Management Team of Seda Va Sima where he was responsible for coordinating different aspects of construction and reported to the chief architect. Mr. Shayanfar was selected as one of the lead project managers of the state-owned media broadcasting construction site completed in 2000 as part of that position. Prior to 2000, Mr. Shayanfar was involved in developing oil mine exploration in Iran in the late 1990s and was involved in the financial markets, initially as a commodities futures trader. Mr. Shayanfar is also a private investor/developer in real estate in different regions including Dubai, India, the United Kingdom and the United States. Mr. Shayanfar received his second degree in economics from the London School of Economics. He earned his A-Level degree from Cambridge Tutors College and his first degree in civil engineering from Azad University. Mr. Shayanfar’s prior business and accounting experience provides our Board with a perspective of someone with knowledge in multiple facets of company operations and strategy.

Corey Wells de Cortez, Director

Ms. Wells de Cortez has over 19 years of experience as a psychologist in the Province of Alberta, Canada. Ms. Wells has been the Executive Director and a Co-Founder of the Red Willow Training Society in Edmonton, Alberta Canada since 2011 where she focuses on working with and training members of the Alberta – area aboriginal communities. From 2003-2011, she was the Program Director and Board Member of the Institute for the Advancement of Aboriginal Women Edmonton, Alberta, Canada, where she developed and created several programs for the enhancement of aboriginal women. Ms. Wells de Cortez was appointed to the Board due to her long term experience as a professional in Canada as well as ties to the community.

Family Relationships

          Corey Wells de Cortez, one of our directors appointed at the time of the Merger, is the daughter of Mr. McKinnon.

Audit Committee of Parent

          Below is a description of the Audit Committee of the Board of Directors. The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor the Company’s accounting and reporting processes and the audits of the Company’s financial statements.

          Our audit committee is currently comprised of Mr. Andrew McKinnon, our Chief Executive Officer, Chief Financial Officer and Secretary. Mr. McKinnon cannot be considered an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K The Company does not presently have, among its officers and directors, a person meeting these qualifications and given our financial conditions, does not anticipate in seeking an audit committee financial expert in the near future. Since inception on January 18, 2007, our Board and Audit Committee have conducted their business entirely by consent resolutions and have not met, as such.

Other Board Committees

          We do not currently have a standing nominating or compensation committee of the Board of Directors, or any committee performing similar functions. Our Board of Directors performs the functions of nominating and compensation committees.

Code of Ethics

          The Company has adopted a Code of Ethics applicable to all Company directors, officers and employees which is available on our website at: http://www.ironwoodgold.com/.

Director Nomination

          Criteria for Board Membership. In the future, in selecting candidates for appointment or reelection to the Board, the Board of Directors will consider the appropriate balance of experience, skills and characteristics required of the Board of Directors. Nominees for director will be selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. The current board members were selected by the Custodian based upon their experience of working with public companies and due to their working relationship with respect to Lustros Inc.

          Stockholder Nominees. The Company’s Board of Directors will consider written proposals from stockholders for nominees for director, provided such proposals meet the requirements described herein and in our Bylaws. Any such nominations should be submitted to the Board of Directors c/o the Secretary of the Company at our principal executive offices, located at 411-Brink Street Ashcroft British Columbia Canada_, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written Proxy to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. All such items should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Deadlines for Submission of Stockholder Proposal or Nominations” above.

          Process for Identifying and Evaluating Nominees. The Board believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board will re-nominate incumbent directors who continue to qualify for Board service and remain willing to serve as directors. If an incumbent director chooses not to stand for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee. Director candidates will be selected based on input from members of the Board, senior management and, if the committee deems it appropriate, a third-party search firm. The Board will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Board. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate. We have not paid any fees to any third party to assist in identifying or evaluating director candidates. The Nominating Committee will use a similar process to evaluate nominees recommended by Stockholders.

Board Meetings

          Our current Board has held no meetings.

Communication between Stockholders and Directors

          Stockholders or other interested parties may communicate with any director or committee of the Board by writing to them at Box 730-411 Brink Street Ashcroft BC Postal code V0K-1A0. Comments or questions regarding the Company’s accounting, internal controls or auditing matters should also be referred to Mr. McKinnon. All appropriate communications will be compiled by our Secretary and submitted to the Board of Directors or an individual director, as appropriate, on a periodic basis.

Fees of Independent Registered Public Accounting Firm and Board Preapproval of Registered Public Accounting Firm Services

          Sadler Gibb & Associates, LLC audited the Company’s financial statements for the fiscal year ended August 31, 2013. Aggregate fees billed to us by Sadler Gibb & Associates., LLC for professional services rendered with respect to fiscal year ended August 31, 2013 were as follows:

2013
Audit Fees	$41,750
Audit-Related Fees	0
Tax Fees	0
All Other Fees	0
$41,750

          In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees we paid for professional services for the audit of our consolidated financial, and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

          All audit related services, tax services and other services rendered by the Company’s principal accountant were pre-approved by the Company’s Board of Directors at the time. The Board of Directors has adopted a pre-approval policy that provides for the pre-approval of all of the services that were performed for the Company by its principal accountant.

Audit Committee Report and Compensation Committee Report

          The Company has not had either an audit committee or compensation committee in 2013. The Company’s common stock is traded on the OTCQB, which does not maintain any standards regarding the independence of the directors on its Board of Directors. In absence of such requirements, we have elected to use the definition for “director independence” under the NYSE MKT rules. Messrs. Brill and Mayer and Ms. Wells de Cortez qualify as “independent” or provides any independent oversight of our audit or compensation processes.

Item 6. Executive Compensation

General Philosophy

          Our Board of Directors is responsible for establishing and administering the Parent’s executive and director compensation.

Compensation Summary

          The following table sets forth the information, on an accrual basis, with respect to the compensation of our executive officers for the fiscal years ended August 31, 2013 and August 31, 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compen -sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Behzad Shayanfar Former Chief Executive Officer, Interim Chief Financial Officer, Secretary(1) Andrew McKinnon Chief Executive Officer and Chief Financial Officer	2013 2012 2013	$120,000 $120,000 -	$- $- -	$120,000 $- -	$- $- -	$- $- -	$- $- -	$- $- -	$240,000 $120,000 -

(1)           On September 14, 2012, we issued 2,000,000 shares of the Parent’s common stock, par value, $0.001, to Behzad Shayanfar as consideration for services provided to the Parent. The transaction was valued at $120,000 being the trading price of the Parent’s shares on September 14, 2012, $0.06 per share (post stock split) multiplied by the number of shares issued 2,000,000. Mr. Shayanfar resigned March 12, 2014.

(2)           The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the years ended August 31, 2013 and August 31, 2012 in accordance with ASC Topic 718.

Employment Agreements

As of the date of the Merger, Parent has entered into a three year executive employment agreement with Mr. McKinnon with a base salary of $180,000, a car allowance of $1000 per month and a sign on bonus of 750,000 five year options (post F400 reverse stock split) to purchase Parent Common Stock with an exercise price of $0.18 per share. The employment agreement requires Mr. McKinnon to devote substantially all of his business time to the Company’s affairs, establish standards of conduct, prohibit competition with our company during their term, affirm our rights respecting the ownership and disclosure of patents, trade secrets and other confidential information, provide for the acts and events that would give rise to termination of such agreements and provide express remedies for a breach of the agreement. He is allowed to participate in our standard employee benefit programs, including medical/hospitalization insurance and group life insurance, as in effect from time to time. He receives reimbursement for all reasonable business expenses incurred by him on behalf of the Company in the performance of his duties, and a severance package that guarantees continued remuneration equal to the executive’s base salary for a total of 23 months so long as the Company elects to enforce the provisions of the Non-Competition Agreement, should the executive be unable to find employment or accepts employment at a reduced rate of pay due solely to the Non-Competition Agreement.

The Parent intends to enter into similar employment agreements with its other executives in the near future.

Outstanding Equity Awards at Fiscal Year End

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)

Behzad Shayanfar Former Chief Executive Officer(1)	70,000	70,000	-	0.31	04/20/2020

Columns (g) through (j) have been omitted since the Parent has not granted any stock awards.

(1)

On April 20, 2010, Mr. Shayanfar was granted an option to purchase 100,000 shares of the Parent’s common stock (post stock split) pursuant to the Parent’s 2010 Equity Incentive Plan, with an exercise price of $0.31 per share (post stock split). The option expires on April 20, 2020, and is subject to a vesting schedule of 20 equal quarterly installments beginning June 30, 2010 and ending March 31, 2015. As of December 3, 2013, 70,000 option shares had vested. Mr. Shayanfar resigned as an officer of the Parent on March 12, 2014.

Compensation of Directors

          We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

          The following table sets forth compensation paid to our non-executive directors for the fiscal year ended August 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anton S. Borozdin(2)	$-	$-	$-	$-	$-	$-	$-

Keith P. Brill(3)	$-	$-	$-	$-	$-	$-	$-

(1)	The amounts for stock awards and option awards reflect the dollar amount recognized for financial statement reporting purposes for the year ended August 31, 2012 in accordance with ASC Topic 718.

(2)

In connection with his appointment to the Parent’s Board of Directors, in September 2011, Mr. Borozdin was issued 5,000 shares of Parent common stock (post stock split) pursuant to that certain Restricted Stock Award Agreement attached as an exhibit to the Parent’s Current Report on Form 8-K filed January 26, 2011. Effective January 20, 2012, the Parent received the resignation of Mr. Anton S. Borozdin as a member of the Parent’s Board of Directors.

(3)

In connection with his appointment to the Parent’s Board of Directors, in September 2011, Mr. Brill was issued 5,000 shares of Parent common stock (post stock split) pursuant to that certain Restricted Stock Award Agreement attached as an exhibit to the Parent’s Current Report on Form 8-K filed August 31, 2011. On September 14, 2012, we issued 250,000 shares of the Parent’s common stock, par value $0.001, to Mr. Brill as consideration for services provided to the Parent as a member of the Board of Directors.

Stock Option Plans

          On April 20, 2010, the Board of Directors of the Company approved the 2010 Equity Incentive Plan (the “Plan”), under which employees, directors and consultants of the Company are eligible to receive direct awards of shares or grants of non-qualified stock options, as determined by the administrator of the Plan at the time of grant. Under the Plan, the maximum number of shares of Company common stock with respect to which awards may be granted under the Plan during a calendar year shall be limited, in the aggregate, to the number of shares of our common stock equal to ten percent of the number of outstanding shares of our common stock.

Bonuses and Deferred Compensation

          None.

Pension Table

          None.

Termination of Employment

          Except for the CEO’s employment agreement, there are no compensatory plans or arrangements, including payments to be received from Ironwood, with respect to any person named in the Compensation Summary set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with Ironwood, or any change in control of Ironwood, or a change in the person’s responsibilities following a change in control of Ironwood.

Compensation Committee

          The Company does not have a separate Compensation Committee. Instead, the Company’s Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for other officers, administers the Company’s stock option plans and other benefit plans, and considers other matters.

Risk Management Considerations

          We believe that our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

Item 7. Certain Relationships and Transactions, and Director Independence

          As of August 31, 2013, the amount of $823,720 is owed to Andrew McKinnon, the President of the Company which is non-interest bearing, unsecured, and due on demand. During the period ended August 31, 2013, the President made payments on behalf of the Company, advanced cash to the Company, and received payments from the Company in the amounts of $795,473, $98,247, and $70,000, respectively.

          As of November 30, 2013, the amount of $934,577 is owed to the President of the Company which is non-interest bearing, unsecured, and due on demand. During the period ended November 30, 2013, the President made payments on behalf of the Company, advanced cash to the Company, and received payments from the Company in the amounts of $11,365, $162,105, and $62,613, respectively. During the period ended November 30, 2012, the President made payments on behalf of the Company, advanced cash to the Company, and received payments from the Company in the amounts of $288,901, $-0-, and $-0-, respectively

Item 8. Legal Proceedings

          None.

CHANGES IN CONTROL

          On March 21, 2014, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with the Parent pursuant to which the Parent purchased (the “Acquisition”)100% of the issued and outstanding capital stock (“Company Shares”) of the Company. The purchase price for the Shares set forth therein is 3,600,000,000 shares of the Parent’s restricted Common Stock, with 150,000,000 shares issued at closing and the balance of the shares to be issued upon an amendment to the articles of incorporation of the Parent to authorize additional shares for issuance. As a result, Andrew McKinnon became a control shareholder of the Parent, holding an aggregate of 150,000,000 shares of Common Stock, representing approximately 60% of the voting control of the Company at closing on March 21, 2014.

Item 9. Market Price of and Dividends on Common Equity and Related Stockholder Matters

Market for Registrant’s Common Equity

          Our common stock is currently listed for trading on the OTCQB under the Symbol: “IROG.” The table below lists the high and low closing prices per share of our common stock (pre stock split) in the last two fiscal years, as quoted on the OTCQB.

Fiscal 2014	High	Low
First Quarter	$0.012	$0.006
Second Quarter	$0.023	$0.002

Fiscal 2013	High	Low
First Quarter	$0.085	$0.021
Second Quarter	$0.079	$0.018
Third Quarter	$ 0.07	$0.011
Fourth Quarter	$ 0.02	$0.009

Fiscal 2012	High	Low
First Quarter	$ 0.27	$ 0.10
Second Quarter	$ 0.24	$ 0.07
Third Quarter	$ 0.14	$ 0.01
Fourth Quarter	$ 0.09	$ 0.02

          Trading in our common stock has been sporadic and the quotations set forth above are not necessarily indicative of actual market conditions. All prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions.

Holders

          At December 10, 2013, there were 31,819,353 shares of common stock issued and outstanding that were held by approximately 45 shareholders of record.

Dividends

          We have not declared any cash dividends in the two most recent fiscal years. The declaration of future cash dividends, if any, will be at the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the near future.

Securities authorized for issuance under equity compensation plans

          On April 20, 2010, the Board of Directors of the Company approved the 2010 Equity Incentive Plan (the “Plan”), under which employees, directors and consultants of the Company are eligible to receive direct awards of shares or grants of non-qualified stock options, as determined by the administrator of the Plan at the time of grant. Under the Plan, the maximum number of shares of Company common stock with respect to which awards may be granted under the Plan during a calendar year shall be limited, in the aggregate, to the number of shares of our common stock equal to ten percent of the number of outstanding shares of our common stock. The following equity compensation table summarizes the foregoing:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1) (c)
Equity compensation plans approved by security holders	-	$-	-
Equity compensation plans not approved by security holders	312,500	5.76	-
Total	312,500	$5.76	-

(1)

Under the Plan, the maximum number of shares of Company common stock with respect to which awards may be granted under the Plan during a calendar year shall be limited, in the aggregate, to the number of shares of our common stock equal to ten percent of the number of outstanding shares of our common stock.

Recent Sales of Unregistered Shares

          The information set forth below describes our issuance of securities without registration under the Securities Act of 1933, as amended, during the year ended August 31, 2013, that were not previously disclosed in a Quarterly Report on Form 10-Q or in a Current Report on Form 8-K:

Item 11. Description of the Company’s Securities

          The Company’s authorized capital stock consists of 250,000,000 shares of common stock at a par value of $0.001 per share. As of March 14 2014, there were 49,957,201 shares of the Company’s common stock issued and outstanding that are held by approximately 186 stockholders of record. The total outstanding common shares of the Company subsequent to the closing of the Acquisition was 249,957,200.

          Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

          Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Form 10 Item 12. Indemnification of Directors and Officers

          The Company’s certificate of incorporation and by-laws contains certain provisions permitted under Nevada Business Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, the Company’s certificate of incorporation and by-laws contain provisions to indemnify the Company’s directors and officers to the fullest extent permitted by Nevada Business Corporation Law.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Form 10 Item 13. Financial Statements and Supplementary Data

          Reference is made to the filings by the Parent on Forms 10-K and 10-Q for the Company’s financial statements for the year ended August 31, 2013, and the quarter ended November 30, 2013. The Company’s financial statements are referenced in Item 9.01 below.

Form 10 Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

          None.

Form 10 Item 15. Exhibits.

          See Item 9.01.

Item 3.02 Unregistered Sales of Equity Securities

          See Item 2.01 above for a description of the Acquisition.

Common Stock

          The holders of common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Certificate of Incorporation and By-laws

           Our Certificate of Incorporation and by-laws include provisions that may have the effect of delaying or preventing a change of control or changes in our management. These provisions include:

  the right of the board of directors to elect a director to fill a vacancy created by the resignation of a director or the expansion of the board of directors;

  the requirement for advance notice for nominations of candidates for election to the board of directors or for proposing matters that can be acted upon at a stockholders' meeting (as set forth in the Bylaws which require notice to be given least ten (10) and not more than sixty (60) days prior to each meeting, and notice of each special meeting shall also state the purpose or purposes for which it has been called.);

  the right of our board of directors to alter our bylaws without stockholder approval.

Transfer Agent

         Our transfer agent is Holladay Stock Transfer, 2939 North 67th Place Scottsdale, Arizona 85251.

Item 5.01 Changes in Control of Registrant.

          See Item 2.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          See Item 2.01 above.

          Additionally, Behzad Shayanfar resigned as an officer of the Parent on March 12, 2014.

          On March 17, 2014, the Parent’s Board of Directors appointed Mr. Onn, age 36, as its CEO. Mr. Onn resigned as CEO on March 21, 2014 at the time of the Merger. Mr. Onn has over 25 years’ experience in a variety of business, business development and marketing roles. Since 2007, he has acted as a consultant in various capacities. His last formal executive role was in 2001-2007 when he acted as Founder and Board Director of E.P.A. – Fuel Services, Ltd. in Israel.

Item 9.01 Financial Statements and Exhibits.

To be added.

(a)	Financial statements of the Company are attached hereto as Exhibit 99.1.

(b)	Pro forma financial information is attached hereto as Exhibit 99.2.

(d)	Exhibits

2.1	Share Exchange Agreement, dated March 21, 2014, among the Company, the Parent and the Shareholders of the Company

3.1	Certificate of Incorporation (incorporated by reference to the registrant’s Registration Statement on Form SB-2 filed on October 18, 2007)

3.2	Articles of Incorporation (incorporated by reference to the registrant’s Registration Statement on Form SB-2 filed on October 18, 2007)

3.3	By-laws (incorporated by reference to the registrant’s Registration Statement on Form SB-2 filed on October 18, 2007)

3.4	Amendment to Articles of Incorporation (incorporated by reference to the registrant’s Current Report on Form 8-K filed on October 29, 2009)

3.5	Amendment to Articles of Incorporation (incorporated by reference to the registrant’s Current Report on Form 8-K filed on October 28, 2011)

10.1	Purchase Agreement with Kingsmere Mining Ltd., dated November 30, 2009 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on December 3, 2009)

10.2	Assignment Agreement with Kingsmere Mining Ltd., dated December 1, 2009 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on December 7, 2009)

10.3	Assignment Agreement with Kingsmere Mining Ltd., dated December 7, 2009 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on December 16, 2009)

10.4	Form of Subscription Agreement (incorporated by reference to the registrant’s Quarterly Report on Form 10-Q filed on January 14, 2010)

10.5

Amending Agreement and Direction by and between Ironwood Gold Corp. and Ironwood Mining Corp., dated December 17, 2009 (incorporated by reference to the registrant’s Quarterly Report on Form 10-Q filed on January 14, 2010)

10.6

Acquisition Agreement by and between Ironwood Gold Corp., Ironwood Mining Corp. and Kingsmere Mining Ltd., dated October 28, 2009 (incorporated by reference to the registrant’s Current Report on Form 8-K filed November 2, 2009)

10.7	Form of Securities Purchase Agreement with Callinan Mines Limited, dated August 27, 2010 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on September 3, 2010)

10.8	Ironwood Gold Corp. 2010 Equity Incentive Plan (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 3, 2010)

10.9	Form of Non-Qualified Stock Option Agreement for 2010 Equity Incentive Plan (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 3, 2010)

10.10	Form of Subscription Agreement - August 2011 Convertible Note Offering (incorporated by reference to the registrant’s Current Report on Form 8-K filed on August 18, 2011)

10.11	Form of Secured Convertible Note - August 2011 Convertible Note Offering (incorporated by reference to the registrant’s Current Report on Form 8-K filed on August 18, 2011)

10.12	Form of Common Stock Purchase Warrant - August 2011 Convertible Note Offering (incorporated by reference to the registrant’s Current Report on Form 8-K filed on August 18, 2011)

10.13	Form of Lockup Agreement - August 2011 Convertible Note Offering (incorporated by reference to the registrant’s Current Report on Form 8-K filed on August 18, 2011)

10.14	Form of Security Agreement - August 2011 Convertible Note Offering (incorporated by reference to the registrant’s Current Report on Form 8-K filed on August 18, 2011)

10.15	Restricted Stock Award Agreement dated January 24, 2011 with Anton S. Borozdin (incorporated by reference to the registrant’s Current Report on Form 8-K filed on January 26, 2011)

10.16	Restricted Stock Award Agreement dated August 31, 2011 with Keith P. Brill (incorporated by reference to the registrant’s Current Report on Form 8-K filed on August 31, 2011)

10.17	Lease Agreement with The Falcon Group Claims dated January 25, 2011 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on February 3, 2011)

10.18	Allonge to Secured Promissory Note, dated April 20, 2012 (incorporated by reference to the registrant’s Quarterly Report on Form 10-Q filed on April 27, 2012)

10.19	Amendment Agreement with Alpha Capital Anstalt, dated April 20, 2012 (incorporated by reference to the registrant’s Quarterly Report on Form 10-Q filed on April 27, 2012)

10.20	Amendment No. 1 to Falcon Mines/Falcon Group Claims Lease Agreement - Joint Venture Option (incorporated by reference to the registrant’s Quarterly Report on Form 10-Q filed on April 27, 2012)

10.21	Form of Securities Purchase Agreement, dated March 21, 2014

10.22	Form of Note, dated March 21, 2014

10.23	Form of Warrant, dated March 21, 2014

10.24	Form of Mortgage, dated March 21, 2014

10.25	Form of Subsidiary Guaranty, dated March 21, 2014

10.26	Form of Executive Employment Agreement with Andrew McKinnon, dated March 21, 2014

10.27	Form of Lockup Agreement

14.1	Code of Ethics

23.1	Consent of Auditor

99.1	Financial Statements of the Company

99.2	Pro Forma Financial Statements of the Company and the Parent

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Gold Corp.

Dated: March 27, 2014	By:	/s/ Andrew McKinnon
Chief Executive Officer